EXHIBIT 3
                           ASSIGNMENT

     FOR ONE MILLION FIVE HUNDRED THOUSAND (1,500,000) SHARES OF
THE COMMON STOCK OF SPORLOX CORPORATION AND FOR OTHER GOOD AND
VALUABLE CONSIDERATION, the adequacy, sufficiency and receipt of which is hereby acknowledged.

     IT IS HEREBY ACKNOWLEDGED AND AGREED that MICHAEL YANKTON ("Yankton") hereby RELEASES AND FOREVER ASSIGNS any and all rights, title, interest that he has or has ever had in certain mining equipment described as (a) one rotary furnace and (b) one Precious Metal ElectroWinning System (the "Equipment), to SPORLOX CORPORATION, a Nevada corporation ("Sporlox").

     IT IS FURTHER REPRESENTED that Yankton has read the instant Assignment and understands its terms and the fact that he assigns any and all rights, title and interest that he may have in the Equipment to Sporlox and that he has the right to consult counsel of his choice prior to signing the instant Assignment and agrees that he has done so or has had the opportunity to do so and has knowingly and/or voluntarily waived that right.

     THIS ASSIGNMENT sets forth the entire understanding between Yankton and Sporlox and supercedes any prior agreements and/or understandings expressed or implied, written or oral pertaining to the matters set forth in the instant Assignment.

     Yankton and Sporlox acknowledge that they are not relying upon any representation or statement by any representative of Yankton or Sporlox, except as expressly set forth herein.

     THIS ASSIGNMENT shall not be amended other than in writing executed by all parties hereto.

     Yankton represents and warrants that he is the sole owner of the interests being assigned in this Assignment and that no other person or entity has any interest in the Equipment and that such interests have not been assigned or otherwise transferred to a third party.

     Yankton represents and warrants that he has been given the necessary authority to execute this document.

     AS FURTHER CONSIDERATION for his Assignment, it is understood that commencing January 1, 2001, Yankton shall be elected to serve as a member of the Board of Directors of Sporlox to fill a vacancy resulting from the resignations of Charles F. Richards and Lidiya Balfe from the Board of Directors and their respective executive positions with Sporlox and shall serve until such time as his successor is duly elected and qualified.

     IT IS FURTHER UNDERSTOOD that any action filed to enforce the terms and performance of this Assignment shall be governed under and in accordance with Nevada law and venue shall be Las
Vegas, Nevada.

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     Should litigation be instituted to enforce the instant
Assignment, the losing party agrees to pay the other party's reasonable attorney fees and costs incurred.

     DATED this 13 day of November, 2000.


                                   /s/ Michael Yankton
                                   Michael Yankton, individually

                                   SPORLOX CORPORATION,
                                   a Nevada corporation


                                   By:/s/ John Michael Eckert

                                   Title: Secretary/Treasurer

STATE OF NEVADA     )
                    )ss.
COUNTY OF CLARK     )

On November 13, 2000, before me, the undersigned, a Notary Public in and for said State, personally appeared Michael Yankton, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same, and that by his signature on the instrument executed the instrument.

WITNESS my hand and official seal.      NOTARY PUBLIC
                                        SANDY MAINI
/s/ Sandy Maini                         STATE OF NEVADA
                                        COUNTY OF CLARK
                                        MY APPOINTMENT EXPIRES
                                        MAY 11, 2003
                                        No: 99-55188-1

STATE OF NEVADA     )
                    )ss.
COUNTY OF CLARK     )

On November 13, 2000, before me, the undersigned, a Notary Public In and for said State, personally appeared John Michael Eckert, Secretary/Treasurer of Sporlox Corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.      NOTARY PUBLIC
                                        SANDY MAINI
/s/ Sandy Maini                         STATE OF NEVADA
                                        COUNTY OF CLARK
                                        MY APPOINTMENT EXPIRES
                                        MAY 11, 2003
                                        No: 99-55188-1



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